
                                                        EXHIBIT 1
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                     IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARIES WHICH ACQUIRED SECURITIES
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                      Citibank, NA is a bank as defined in Section 3(a)(6) of the Act (15 U.S.C. 78c).

                      Citigroup Financial Products, Inc. is chartered in Delaware and head-
                      quartered in New York, NY.


                      Each of the undersigned hereby affirms the identification and Item 3 classification of the subsidiaries which acquired the security holdings reported in this Schedule 13G.


                      Date: August 18, 2008



                                         CITIGROUP INC.


                                         By: /s/ Riqueza V. Feaster
                                         -------------------------------------
                                         Name:  Riqueza V. Feaster
                                         Title: Assistant Secretary
